UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2013

Global Lines Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-170091	99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

16400 Collins Avenue, Unit 2142, Sunny Isles Beach, FL  33160
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 954-889-7573

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2013, Sergejs Belkovs resigned as the president, secretary, treasurer, chief executive officer and chief financial officer of our company.

On March 18, 2013, we appointed Stephen Rolls, as our president, secretary, treasurer, chief executive officer, chief financial officer and as a director of our company.

Mr. Rolls is the chief executive officer of Apex Plaster and Paint Contractors, a company which he established in 2003.  In 2007, the portfolio of Apex Plaster and Paint Contractors was expanded to include Apex Developments.  In 1989 Mr. Rolls left New Zealand to pursue a professional rugby career, which took him to Canada, Europe and Australia.  During the years of 1994 to 1996 he represented Manawatu in the NPC in New Zealand.  Mr. Rolls was a fully paid professional with Rotterdam RFC from 1999 to 2002.  Mr. Rolls attended Massey University entrants program in Palmerston North, New Zealand in 1987.

Family Relationships

There are no family relationships among our directors or officers.

Certain Related Transactions and Relationships

Since our the beginning of our fiscal year ended August 31, 2012, we have not been a party to any transaction, proposed transaction, or series of transactions in which Mr. Rolls or any member of the immediate family of Mr. Rolls has had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL LINES INC.

By:

/s/ Stephen Rolls
Stephen Rolls
Chief Executive Officer, President, Chief
Financial Officer and Director

Date: March 18, 2013